SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

         MJG ASSOCIATES, INC.

                                 2/02/00            5,000            14.6875
          GAMCO INVESTORS, INC.
                                 2/07/00           62,000            14.7500
                                 2/04/00           19,000            14.6875
                                 2/04/00           20,000            14.7500
                                 2/03/00            9,000            14.6875
                                 2/03/00            2,000            14.6875
                                 2/02/00           54,500            14.7227
                                 2/01/00            1,500            14.6875
          GABELLI ASSOCIATES LTD
                                 2/07/00            4,500            14.6250
                                 2/04/00            1,000            14.6250




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.